UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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STAMPS.COM INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12959 Coral Tree Place
Los Angeles, CA 90066-7020
(310) 482-5800

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Stamps.com Inc. (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Savings Time on Wednesday, June 16, 2010, at Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066.

Your vote at the Annual Meeting is important to us. At the Annual Meeting, you will be asked to (i) elect one director, (ii) approve the Stamps.com Inc. 2010 Equity Incentive Plan and (iii) ratify the selection of our independent auditors for 2010. The accompanying Notice of 2010 Annual Meeting of Stockholders and proxy statement describe the matters to be presented at the Annual Meeting. These proxy solicitation materials will first be mailed on or about May 7, 2010 to stockholders entitled to vote at the Annual Meeting.

Our board of directors unanimously recommends that stockholders vote in favor of the election of the nominated director, the 2010 Equity Incentive Plan, and the ratification of our auditors.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,
/s/ Ken McBrige
Ken McBride
Chief Executive Officer

Los Angeles, California
May 7, 2010

12959 Coral Tree Place
Los Angeles, CA 90066-7020
(310) 482-5800

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2010

To the Stockholders of Stamps.com Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Stamps.com Inc., a Delaware corporation, will be held on June 16, 2010, beginning at 10:00 a.m. Pacific Daylight Savings Time at Stamps.com Inc, 12959 Coral Tree Place, Los Angeles, CA 90066, for the following purposes:

1.	To elect one director to serve for a three-year term ending at the 2013 annual meeting of stockholders or until his successor is duly elected and qualified;
2.	To approve the Stamps.com Inc. 2010 Equity Incentive Plan; and
3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2010.

The foregoing matters are described in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on April 22, 2010 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the meeting. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders, for any purpose germane to the meeting, at the Annual Meeting and during ordinary business hours at our executive offices for a period of ten days prior to the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,
/s/ Seth Weisberg
Seth Weisberg
Chief Legal Officer and Secretary

Los Angeles, California
May 7, 2010

12959 Coral Tree Place
Los Angeles, CA 90066-7020

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2010

GENERAL INFORMATION

General

The enclosed proxy is solicited on behalf of the board of directors of Stamps.com Inc. (our “Board”), for use at our Annual Meeting of Stockholders to be held on June 16, 2010 and at any and all adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will begin at 10:00 a.m. Pacific Daylight Savings Time at Stamps.com Inc, 12959 Coral Tree Place, Los Angeles, CA 90066. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 7, 2010.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2010

Our proxy statement and annual report on Form 10-K are available on the Internet at http://investor.stamps.com/sec.cfm.

Voting

Only holders of record of our voting securities at the close of business on April 22, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 14,287,786 shares of our common stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. A majority of the outstanding shares of our common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

The nominees for election to our Board who receive the greatest number of votes cast for the election of directors by the shares present at the Annual Meeting, in person or by proxy, will be elected directors. You may not cumulate votes in the election of directors. The adoption of the proposals to approve the Stamps.com Inc. 2010 Equity Incentive Plan and to ratify the appointment of our independent auditors requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. In the election of the director, an abstention or broker non-vote will have no effect on the outcome.

If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, then the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for the ratification of the independent auditors, the broker may vote your shares in its discretion, but for the election of directors and the approval of the Stamps.com Inc. 2010 Equity Incentive Plan, the broker may not be entitled to vote your shares at all.

Proxies

If you properly sign and return the enclosed form of proxy, your shares represented will be voted at the Annual Meeting in accordance with your specified instructions. If you do not specify how your shares are to be voted, your shares will be voted FOR the election of the directors proposed by our Board unless the authority to vote for the election of a director is withheld, FOR the approval of the Stamps.com Inc. 2010 Equity Incentive Plan and FOR the ratification of our independent auditors. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Secretary at 12959 Coral Tree Place, Los Angeles, CA 90066-7020, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. Except as described above, we do not presently intend to solicit proxies other than by mail.

Annual Meeting Attendance

Attendance and voting at the Annual Meeting is limited to stockholders at the close of business on the Record Date and our invitees. No cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. In order to be admitted to the Annual Meeting, if you are (i) a stockholder of record, you must bring a valid photo identification and (ii) if you are a beneficial stockholder you must bring an account statement or letter from your broker or bank showing that you owned stock as of the Record Date and a valid photo identification. We will not be required to admit any attendees that do not show the documentation specified in the preceding sentence.

Deadline for Receipt of Stockholder Proposals

Under Securities and Exchange Commission rules, proposals of stockholders that are intended to be presented by such stockholders at our 2011 annual meeting of stockholders and included in the proxy statement and form of proxy relating to that meeting must be received no later than December 29, 2010. In addition, according to our bylaws, the proxy solicited by our Board for the 2011 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if notice of the proposal was timely received by us under our bylaws, which provides that to be timely, notice of the proposal must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date of the meeting.

PROPOSAL ONE: ELECTION OF DIRECTOR

General

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our Board currently consists of four members.

The four member Board is currently divided into two Class I directors, one Class II director and one Class III director.

Class II, the class whose term of office expires at the Annual Meeting, currently consists of one director. The director elected to this class will serve for a term of three years, beginning on the date of the Annual Meeting and expiring at the 2013 annual meeting of stockholders or until his successor has been duly elected and qualified. The nominee listed below is currently a director.

The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by our Board to fill the vacancy.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

Vote Required

Directors are elected by a plurality of the votes cast on the election of directors.

Directors

The following table sets forth certain information regarding our current directors as of April 15, 2010:

Name	Age	Position
Mohan P. Ananda(1)(2)(3)	64	Director
G. Bradford Jones(1)(2)	55	Director
Kenneth McBride	42	Chief Executive Officer, Director
Lloyd I. Miller(1)(2)(3)	55	Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating Committee
(3)	Member of the Compensation Committee

Each of our directors, including and our current nominee, was nominated based on the assessment of our Nominating Committee and our Board that he has demonstrated: relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Nominee for Term Ending at the 2013 Annual Meeting of Stockholders

Mohan P. Ananda, has been one of our directors since 1998. Mr. Ananda is a founder, and currently serves as the chief executive officer and chairman of the board, of Angels Now, Inc., an investment and management consulting company, and has served there for more than five years. Mr. Ananda has served on the boards of JAB Holdings Ltd and Envestnet. From 1997 to 1998, Mr. Ananda served as our chief executive officer. From 1986 to 1996, Mr. Ananda was a partner of Ananda & Krause, a law firm. Mr. Ananda also serves on the board of directors of several privately-held companies. Mr. Ananda received his B.S. in Mechanical Engineering from Coimbature Institute of Technology in India, his M.S. in Aeronautics from the California Institute of Technology, his Ph.D. in Astrodynamics and Control from University of California, Los Angeles, and his J.D. from the University of West Los Angeles. Mr. Ananda was instrumental in the founding of our company and has extensive experience with the technology and industry of our PC Postage business, and that experience has proven invaluable for our Board.

Continuing Director Whose Term Expires at the 2011 Annual Meeting of Stockholders

Kenneth McBride, has been one of our directors and has served as our President and Chief Executive Officer since 2001 and also served as our Chief Financial Officer from 2000 to 2004. Previously, Mr. McBride served as our Senior Director of Finance from 1999 to 2000. Before joining us, Mr. McBride was a research analyst for Salomon Smith Barney covering several industries in the high technology area. Mr. McBride has also worked as an engineer and manager in the semiconductor industry. Mr. McBride holds a bachelor’s degree, with honors, and a master's degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an MBA from the Graduate School of Business at Stanford University. As President and Chief Executive Officer, Mr. McBride brings extensive insight to our Board regarding the management and operations of our company.

Continuing Directors Whose Term Expire at the 2012 Annual Meeting of Stockholders

G. Bradford Jones, has been one of our directors since 1998. Mr. Jones is currently a General Partner at Brentwood Venture Capital, which he joined in 1981, and a Managing Director of Redpoint Ventures, a firm he co-founded in 1999. Mr. Jones currently serves on the board of directors of numerous privately-held companies. Mr. Jones received his B.A. in Chemistry from Harvard University, his M.A. in Physics from Harvard University and his J.D./M.B.A. from Stanford University. Mr. Jones' extensive knowledge of the technology industry, investment management and accounting, and his experience serving on the boards of directors of other companies have proven invaluable to our Board’s discussions regarding investment strategies and accounting issues.

Lloyd I. Miller, has been one of our directors since 2002. Mr. Miller is an independent investor and has served on numerous corporate boards of publicly traded companies including Vulcan International, American Controlled Industries, Pharmos Corporation and Ore Pharmaceuticals. Mr. Miller currently serves as a director of American Banknote Corporation, a global supplier of secure documents, services and systems, and Synergy Brands, Inc, a distributor of groceries. He is also a member of Synergy Brands, Inc.'s Nominating and Compensation Committees. Mr. Miller ceased being a director of Ore Pharmaceuticals on March 14, 2008 and Pharmos Corporation on August 5, 2008. He was a member of the Chicago Stock Exchange, and traded actively on the floor of the CBOT from 1978 to 1992. He is a Registered Investment Advisor. Mr. Miller received his B.A. from Brown University. Mr. Miller's extensive experience with and knowledge of business management, accounting, finance, and capital markets, and his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business strategy, accounting issues, financial issues, cash management, and share repurchase strategies.

Recommendation of our Board

Our Board recommends that the stockholders vote “FOR” the election of the nominee listed above.

BOARD COMMITTEES AND MEETINGS AND CORPORATE GOVERNANCE

Board Committees and Meetings

Our Board held five meetings and acted by unanimous written consent once during 2009. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during 2009. Our Board members are not required to attend our annual meetings of stockholders and no directors attended our annual meeting in 2009. Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation Committee and a Nominating Committee.

Audit Committee.  The Audit Committee currently consists of three directors, Messrs. Ananda, Jones and Miller, and is primarily responsible for approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Mr. Jones serves as the chairman of the Audit Committee. The Audit Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1898. All members of the Audit Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market and

Securities and Exchange Commission rules. In addition, our Board has determined that Messrs. Jones and Miller are each an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. Our Audit Committee held five meetings during 2009.

Compensation Committee.  The Compensation Committee currently consists of two directors, Messrs. Ananda and Miller. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to make option grants under our stock incentive plan. All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com. The Compensation Committee will only delegate its authority to the extent consistent with our certificate of incorporation and bylaws and applicable laws, regulations and listing standards. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2009. The Compensation Committee held one meeting and acted by unanimous written consent on seven separate occasions during 2009.

Nominating Committee.  The current members of our Nominating Committee are Messrs. Ananda, Jones and Miller, each of whom qualifies as an independent director under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1894. The Nominating Committee held two meetings during 2009.

The responsibilities of the Nominating Committee include (i) screening and recommending to our Board qualified candidates for election or appointment to our Board; (ii) recommending the number of members that shall serve on our Board; (iii) evaluating and reviewing the independence of existing and prospective directors; and (iv) reviewing and reporting on additional corporate governance matters as directed by our Board.

Our Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, our Nominating Committee recommends to our Board whether those individuals should be re-nominated. Our Nominating Committee also periodically reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.

We expect that candidates for independent directors will typically be found through recommendations from current directors. Our stockholders may also recommend director candidates by sending the candidate’s name, age, resume, amount of our stock beneficially owned and other information required in solicitations of proxies for the election of directors, to the Nominating Committee under the provisions set forth below for communication with our Board. To be timely, a recommendation must be delivered to or mailed and received not less than one-hundred twenty (120) days prior to our annual meeting at which directors are to be elected. No such suggestions from our stockholders were received in time for the Annual Meeting.

The Nominating Committee has no predefined minimum criteria for selecting director nominees, although it believes that all directors should share qualities such as business experience, excellent decision-making ability, good judgment, personal integrity and reputation. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Boards and our perceived needs. However, during any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates. Although the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee endeavors to seek nominees representing diverse experience in policy-making positions in business and technology, and in areas that are relevant to our activities.

Compensation Committee Interlocks and Insider Participation.

The Compensation Committee currently consists of two directors, Messrs. Ananda and Miller. Neither of these individuals was one of our officers or employees during 2009 or had any relationship with us requiring disclosure under Item 404 of Regulation S-k. None of our current executive officers has ever served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

Contacting the Board

Any stockholder who desires to contact our Board may do so by writing to the following address: Board of Directors, c/o Legal Department, Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066-7020. Communications received are distributed to an independent member, as well as other members as appropriate, of our Board depending on the facts and circumstances outlined in the communication received.

Director Independence

Our Board has determined that, except for Mr. McBride, each of our directors qualifies as an independent director under the rules of The NASDAQ Stock Market. Mr. McBride is not independent because he serves as our chief executive officer.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a Chairman and does not have a lead independent director, as all members of our Board take an active role in evaluating our risks and strategic direction. Each committee of our Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees the process by which our senior management and the relevant departments assess and manage our exposure to, and management of, financial risks as well as potential conflicts of interest. The Nominating Committee manages risks associated with the independence of our Board. Our entire Board is regularly informed about these risks and oversees the management of these risks and regularly reviews information regarding our operations and finances as well as our strategic direction.

Code of Ethics

We have adopted a written code of business and ethical conduct (our “Code of Ethics”) that applies to our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics, which also applies to our directors and all of our officers and employees, can be found on our web site, at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1897. We intend to make all required disclosures concerning any amendments to, or waivers from, our Code of Ethics on our web site at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1897. Upon request to our secretary, we will provide a copy of our Code of Ethics to any person without charge.

DIRECTOR COMPENSATION

Summary of Compensation

The following summarizes our non-employee director compensation. Directors who are also our employees do not receive any additional compensation for Board service.

Cash Compensation.  For 2009, each of our non-employee directors received an annual retainer of $18,000, $1,100 for each Board meeting attended and $700 for each Board committee meeting attended. Additional annual retainers were paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee received an additional $9,000; other members of the Audit

Committee received an additional $4,000; the chairman of the Compensation Committee received an additional $5,000; and other members of the Compensation Committee received an additional $2,500. Directors are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

On April 22, 2010, the Board approved new cash compensation levels that will be effective beginning May 1, 2010. Each of our non-employee directors will receive an annual retainer of $25,000, $1,400 for each Board meeting attended and $700 for each Board committee meeting attended. Additional annual retainers will be paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee will receive an additional $15,000; other members of the Audit Committee will receive an additional $5,000; the chairman of the Compensation Committee will receive an additional $8,000; and other members of the Compensation Committee will receive an additional $4,000. Directors will continue to be reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

Option Grants.  Under the automatic option grant program in effect under our stock incentive plan, each individual who joins our Board as a non-employee director and has not previously been one of our employees automatically receives, at the time of his or her initial election or appointment, an option to purchase 5,000 shares of our common stock. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election at that particular annual meeting, automatically receives an option to purchase 5,000 shares of our common stock. Each grant under our automatic option grant program has an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a director. All non-employee directors received automatic option grants on June 25, 2009 for 5,000 shares each of our common stock at an exercise price per share of $8.86, the fair market value per share of our common stock on the grant date.

Our Board independently reviewed compensation levels of other company boards in February 2006 and established Board service compensation level at approximately the average level of 18 comparable publicly traded companies with revenue less than $150 million. Our Board further reviewed its compensation levels in April 2010 and expects to review its compensation as needed or as proposed by any director, but in any event at least every four years.

Director Compensation Table

The following table contains information with respect to the compensation of our non-employee directors for 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Mohan Ananda	32,800	20,400	53,200
G. Bradford Jones	36,000	20,400	56,400
Lloyd I. Miller	36,700	20,400	57,100

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted in 2009, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). See Note 2 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010 for a discussion of assumptions we made in determining the amounts included in this column. For each director, the aggregate grant date fair value in this column is equal to the individual grant date fair value of the options to purchase 5,000 shares of common stock granted on June 25, 2009, as directors received only one grant of options during 2009.
(2)	As of December 31, 2008, Mohan Ananda and G. Bradford Jones each held options to purchase 31,250 shares of our common stock and Lloyd I. Miller held options to purchase 30,000 shares of our common stock.

PROPOSAL TWO: STAMPS.COM INC. 2010 EQUITY INCENTIVE PLAN

General

Subject to stockholder approval, the Board has approved a new equity compensation plan for our employees, directors, and third party service providers — the Stamps.com Inc. 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan is intended to replace our existing equity compensation plan, our 1999 Stock Incentive Plan, under which as of March 31, 2010 there were no shares of our common stock remaining for future equity grants. No additional awards will be granted under our 1999 Stock Incentive Plan; however, the existing outstanding grants will remain in effect according to their terms.

We believe that a cost-effective and competitive equity compensation program is essential for recruiting, motivating, and retaining talented employees, directors, and third party service providers. Through the 2010 Plan, we seek to expand our alternatives and flexibility for providing cost-effective and competitive equity compensation awards by offering our employees, directors, and third party service providers a combination of options (including incentive stock options for employees), stock appreciation rights, restricted stock, and restricted stock units. Through the combination of awards, we can customize our equity compensation packages on an individual, departmental, and company-wide basis. In light of recurring changes in the accounting treatment of various equity incentives and the possibility of future accounting and tax law changes, we believe that it is advantageous for us to have the flexibility provided by the 2010 Plan to design and implement future equity compensation.

As required by the applicable NASDAQ rules, the 2010 Plan will not become effective unless it is approved by our stockholders.

2010 Equity Incentive Plan — Plan Summary

This summary of the 2010 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2010 Plan, which is attached to this Proxy Statement as Annex A.

The 2010 Plan contains the following important features:

•	Repricing of stock options and stock appreciation rights is prohibited unless stockholder approval is obtained.
•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
•	The ability to automatically receive replacement stock options or stock appreciation rights when a stock option or stock appreciation right, as applicable, is exercised with previously acquired shares of our common stock, or so-called “reloading,” is not permitted.
•	The 2010 Plan has a ten-year term with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.
•	A total of 3,500,000 shares of our common stock and stock units are available for grants under the 2010 Plan. If an award expires unexercised, or is forfeited, canceled, reacquired by us at cost, satisfied without issuance of stock or payment of cash or is otherwise terminated without being exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.
•	No more than 700,000 shares and share equivalents may be granted to any one participant in a calendar year.
•	The 2010 Plan is a “fungible share” plan, under which so called “full value” awards (such as restricted stock and restricted stock units) will be counted against the 2010 Plan overall limits as two shares (rather than one), while options and stock appreciation rights will continue to be counted as one share.

The number and kind of shares available for issuance, the number and kind of shares that may be issued under outstanding awards, the exercise price of outstanding stock options and stock appreciation rights, and the individual limits on awards, will be proportionately adjusted to reflect any stock dividend, reorganization or other change.

Administration.  The 2010 Plan will be administered by our Compensation Committee or another committee of the Board (as applicable, the “Committee”) that meets applicable independence requirements under Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. Subject to the provisions of the 2010 Plan, the Committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, including the conditions for the vesting, performance goals and exercisability of the award, may accelerate the vesting or exercisability of any award, and can interpret the 2010 Plan and adopt, amend, or rescind rules, procedures, agreements, and forms relating to the 2010 Plan.

Eligibility.  Employees, directors, and third party service providers will be eligible to receive awards, although third party service providers and outside directors will not be eligible for incentive stock options. The Committee has the discretion to select the employees, directors, and third party service providers to whom awards will be granted. As of March 31, 2010, we had approximately 215 employees, 3 non-employee directors and 5 consultants who would have been eligible to participate in the 2010 Plan had it been in effect at that time. The actual number of individuals or entities who will receive awards cannot be determined in advance because the Committee has the discretion to select the award recipients.

Types of Awards.  The following is a brief summary of the awards that may be granted:

Stock Options.  A stock option (either an incentive stock option or a nonstatutory stock option) entitles the participant to purchase shares of our common stock at specified times at an exercise price set on the grant date. A participant has no rights as a stockholder with respect to any shares covered by the option until the option is exercised by the participant and shares are issued by us.

At the time of grant, the Committee will determine such matters as: (a) whether the award will be an incentive stock option or a nonstatutory stock option; (b) the number of underlying shares; (c) the exercise price, which will not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule, which may be based on continuing employment (or other business relationship) with us and our subsidiaries and/or the achievement of performance goals; and (e) the term of the option, which may not exceed 10 years from the grant date. If the participant’s service with us or one of our subsidiaries is terminated due to death or disability, then the option will expire 12 months (or such other period specified in the award agreement) after the participant’s death or disability. If the participant’s service with us or one of our subsidiaries is terminated for cause, then the option will expire immediately after our notice or advice of such termination of service. If the participant’s service with us or one of our subsidiaries is terminated for any other reason, then the option will expire 90 calendar days after the termination of service. In no event may the option term exceed the expiration date specified in the award agreement.

The exercise price must be paid at the time an option is exercised and shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, or, if specified in the award agreement, by cashless exercise, by net share exercise, by surrendering previously acquired shares of our common stock or by other legal consideration.

Stock Appreciation Right (“SAR”). A SAR is an award entitling the participant to receive cash or shares, or a combination thereof, with a value equal to any increase in the value of our shares. The amount of the award to be paid on an exercise date is determined by multiplying the number of shares for which the SAR is exercised by the excess of the fair market value of a share on the date of exercise over the per share exercise price. For cash-settled SARs, the participant will have no rights as a stockholder. For stock-settled SARs, the participant will have no rights as a stockholder with respect to any shares covered by his or her SAR until the award is exercised by the participant and we issue the shares.

At the time of grant, the Committee will determine such matters as: (a) the number of shares subject to the award; (b) whether the award will be settled in cash, shares, or a combination of both; (c) the exercise price, which will not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule, which may be based on continuing employment (or other business relationship) with us and our subsidiaries and/or the achievement of performance goals; and (e) the term of the SAR. A SAR may be granted independently or in combination with a related stock option.

Like an option, the term of an SAR may not exceed 10 years from the grant date. If the participant’s service with us or one of our subsidiaries is terminated due to death or disability, then the SAR will expire 12 months (or such other period specified in the award agreement) after the participant’s death or disability. If the participant’s service with us or one of our subsidiaries is terminated for cause, then the SAR will expire immediately after our notice or advice of the termination of service. If participant’s service with us or one of our subsidiaries is terminated for any other reason, then the term of the SAR will expire 90 calendar days (or such other period specified in the award agreement) after the termination of service. In no event may the SAR term exceed the expiration date specified in the award agreement.

Restricted Stock.  A restricted stock award is an award entitling the participant to receive shares of our stock, which may be subject to restrictions on sale or transfer and/or recoverable by us if specified conditions are not met. The lapse of these restrictions may be based on continuing employment (or other business relationship) with us and our subsidiaries and/or achievement of performance goals.

At the time of grant, the Committee will determine such matters as: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) the restrictions placed on the shares, whether based on continued service with us or one of our subsidiaries or the achievement of performance goals; and (d) the date(s) when the restrictions placed on the shares based upon continued employment will lapse or the performance period during which the achievement of the performance goals will be measured.

During the period that the restrictions are in place, the participant will have the rights of a stockholder, including voting and dividend rights, except for the right to sell or transfer the shares, but subject to the obligation to return the share under specified circumstances. Shares received as stock dividends or other stock distributions related to the restricted stock, if any, will be subject to the same vesting criteria as the restricted stock with respect to which it was received.

If the participant’s service with us or one of our subsidiaries is terminated as a result of death or disability, then unless otherwise specified in the award agreement, the restrictions on the restricted stock will lapse on a pro-rata basis measured by the time of service with us or one of our subsidiaries from the grant date to the termination of service or the date on which all such restrictions were scheduled to lapse. If the participant’s service with us or one of our subsidiaries is terminated for any other reason, then the restricted stock subject to restrictions that have not previously lapsed will be forfeited upon termination of service.

Restricted Stock Unit.  A restricted stock unit is an award entitling the participant to receive shares or the cash equivalent of shares at a future date, subject to restrictions. The lapse of the restrictions on the restricted stock unit may be based on continuing employment (or other business relationship) with us or one of our subsidiaries and/or achievement of performance goals.

At the time of grant, the Committee will determine such matters as: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) whether the award will be paid in shares or the cash equivalent of the value of shares; (d) the restrictions placed on the shares, whether based on continued service with us or one of our subsidiaries or the achievement of performance goals; and (e) the date(s) when the restrictions placed on the shares based upon continued employment will lapse or the performance period during which the achievement of the performance goals will be measured.

A restricted stock unit is different from restricted stock in that the participant is not issued shares or the cash equivalent of shares until the restrictions lapse. Accordingly, the participant does not have stockholder rights until the shares are issued, if at all. However, the Committee may chose to provide bonuses to the participant equal to dividends paid between the date of grant and the actual issuance of the stock.

If a participant’s service with us or one of our subsidiaries is terminated due to death or disability, then unless otherwise specified in the award agreement, the restrictions on the restricted stock units will lapse on a pro-rata basis measured by the time of service with us or one of our subsidiaries from the grant date to the termination of service or the date on which all such restrictions were scheduled to lapse. If a participant’s service with us or one of our subsidiaries is terminated for any other reason, then the restricted stock unit will be forfeited upon termination of service.

Qualified Performance-Based Awards.  Any of the awards under the 2010 Plan may be granted as qualified performance-based awards underSection 162(m) of the Code. As determined by the Committee, the performance goals applicable to an award may be based upon one or more of the following performance criteria: revenue; gross profit or margin; operating profit or margin; earnings before or after interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); cost reduction or savings; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios or other metrics; performance against budget; market share; working capital targets; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); financial ratio metrics; and organizational/transformation metrics. These measures may be measured against our performance or other benchmarks. The Committee may provide in any such award that any evaluation of performance may include or exclude certain specified events that occurs during a performance period.

Limited Transferability of Awards.  Awards generally may not be sold or transferred, other than by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction.

Effect of Change in Control and other Corporate Transactions.  In the event of (i) a Change in Control with respect to us as defined in the 2010 Plan, including certain changes in ownership or Board composition, specified mergers, or sale of all or substantially all of our assets or (ii) and other merger, consolidation, sale of substantially all of our assets or other reorganization, any outstanding awards that are not assumed by the successor or substituted with an equivalent award (or if we are the surviving company in the transaction, any awards for which the transaction does not result in a continuation of such award) will be fully vested and exercisable, including shares that would not otherwise have been vested and exercisable.

Liquidation.  In the event of our proposed liquidation or dissolution, each participant will be notified as soon as practicable before the effective date of the proposed transaction. The Compensation Committee may provide for a participant to have the right to exercise any outstanding awards until 10 days prior to the transaction (including by accelerating the exercise of awards that would not otherwise be exercisable) and may provide that repurchase options or forfeiture rights on awards can lapse if the proposed transaction takes place as contemplated. To the extent not exercised prior to the transaction, an award will terminate.

Effective Date, Amendment and Termination.  The 2010 Plan will become effective on the date it is approved by the stockholders and will terminate 10 years later. The Board may amend, suspend, or terminate the 2010 Plan at any time and for any reason, subject to any stockholder approval if required by applicable law. No amendment, suspension, or termination of the 2010 Plan will impair the rights of any participant under any award granted prior to such event, unless mutually agreed through a written instrument by the participant and us.

U.S. Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to us relating to awards granted under the 2010 Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances. This summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, and does not discuss any gift, estate, excise (including for example the rules applicable to excess parachute payments under Internal Revenue Code of 1986, as amended (“Code”), Sections 280G and 4999), or other tax laws other than U.S. federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, all participants should consult their own tax advisors concerning the tax implications of awards granted to them under the 2010 Plan.

Incentive Stock Options.  No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Nonstatutory Stock Options and Stock Appreciation Rights.  No taxable income is recognized when a nonstatutory stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of any shares received on exercise is capital gain or loss.

Restricted Stock and Restricted Stock Units.  The federal income tax consequences of restricted stock and restricted stock units depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, unless the participant makes a valid election under Section 83(b) of the Code to be taxed at the time of grant, if an award is subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, the participant will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, at the time the participant holds stock or other property free of any substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, at the time of grant, the participant may elect under Section 83(b) of the Code to include as ordinary income in the year of grant, an amount equal to the fair market value (on that date) of the granted stock or other property less any amount paid. If the Section 83(b) election is made, the participant will not recognize any additional compensation income when the participant first holds the stock or other property free of any substantial risk of forfeiture or transferability restrictions, but may have capital gain income or loss upon sale of the stock or other property.

Tax Withholding.  Ordinary income recognized on exercise of nonstatutory stock options and stock appreciation rights and on vesting of restricted stock and restricted stock units is subject to income tax and employment tax withholding, unless the participant is a non-employee director or consultant, where in such case tax withholding is not required. The Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to us already-owned shares of our common stock.

Tax Effect for Us.  We generally will be entitled to a tax deduction for an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income (for example, the exercise of a nonstatutory stock option). However, Section 162(m) of the Code limits our ability to deduct the annual compensation to the principal executive officer and the next three most highly compensated officers (other than the principal financial officer) to $1,000,000 per individual, unless the qualified performance-based compensation requirements of Section 162(m) are met. These requirements include: (a) stockholder approval of the 2010 Plan, (b) setting limits on the number of shares an individual may receive, and (c) establishing meaningful performance criteria and goals for the awards. The 2010 Plan has been designed to permit the Committee to grant awards that qualify as performance-based compensation under Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with the awards.

Other Information

Because all awards made under the 2010 Plan will be made at the Committee’s discretion, the benefits and amounts that will be received or allocated under the 2010 Plan are not determinable at this time. The closing price of the common stock, as reported on NASDAQ on April 15, 2010, was $10.19 per share.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal will be required to approve the 2010 Plan.

Recommendation of our Board

The Board recommends that you vote “FOR” approval of the Stamps.com 2010 Equity Incentive Plan.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

General

Our Board has appointed the firm of Ernst & Young LLP, our independent auditors during 2009, to serve in the same capacity for 2010, and is asking you to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws or by any other applicable legal requirement. However, our Board is submitting the appointment of Ernst & Young LLP to you for ratification as a matter of good corporate practice.

If you fail to ratify the appointment, the Audit Committee and our Board will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Audit Committee believes that such a change would be in our best interests.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the current year.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent auditors for 2010 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of our Board

Our Board recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2010.

INDEPENDENT AUDITORS’ FEES AND SERVICES

Fees Billed by Ernst & Young LLP during 2009 and 2008

During 2009 and 2008, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:

Audit Fees.  Aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, and review of financial statements included in our quarterly reports on Form 10-Q, totaled approximately $352,000 and $362,000 during 2009 and 2008, respectively. In 2009, audit fees included $97,310 in fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal controls over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees

We were not billed any fees for audit-related services in 2009 or 2008.

Tax Fees

Fees billed to us by Ernst & Young LLP for tax services rendered to us during 2009 and 2008 totaled approximately $17,002 and $17,840, respectively. These tax services relate to the analysis of our net operating loss carryforwards pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations.

All Other Fees

We had no other fees billed to us by Ernst & Young LLP for other non-audit and non-tax professional services during 2009 or 2008.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to us by Ernst & Young LLP. Pre-approval is generally provided at a meeting of the Audit Committee and covers a specified period of time. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve other particular services on a case-by-case basis. All services provided to us by Ernst & Young LLP during 2009 were pre-approved by the Audit Committee in accordance with this policy.

Determination of Independence

Our Audit Committee and our Board have determined that the fees received by Ernst & Young LLP for the non-audit related professional services listed above are compatible with maintaining Ernst & Young LLP’s independence and such fees were approved by the Audit Committee.

MANAGEMENT

The following table sets forth certain information regarding our executive officers as of April 15, 2009:

Name	Age	Position
Kenneth McBride	42	Chief Executive Officer, Director
Kyle Huebner	39	Chief Financial Officer
Michael Biswas	33	Vice President, Development
James Bortnak	41	Senior Vice President, Corporate & Business Development
Seth Weisberg	41	Chief Legal Officer and Secretary

Mr. McBride’s biography is set forth above under the heading “Proposal One: Election of Directors — Continuing Director Whose Term Expires at the 2011 Annual Meeting of Stockholders”.

Kyle Huebner has been our Chief Financial Officer since 2004. Mr. Huebner was our Vice President of Marketing from 2001 to 2004, our Vice President of Corporate Strategy from 2000 to 2001, and our Senior Director of Corporate Strategy from 1999 to 2000. Prior to joining us, from 1997 to 1999, Mr. Huebner was a management consultant at Bain & Company. From 1992 to 1995, Mr. Huebner served as a Research Analyst for J.P. Morgan, Inc. Prior to 1992, Mr. Huebner held various management positions with Melville Corporation. Mr. Huebner received his B.A. in Mathematics from Dartmouth College and his M.B.A. from Harvard University.

Michael Biswas has been our Vice President of Development since February 2007. Mr. Biswas was also our Vice President of Information Technology from 2005 to 2007, Vice President of Operations during part of 2005 and our Director of Customer Support from 2003 to 2005. Prior to joining us, from 2001 to 2003 Mr. Biswas served as Director of Operations for Provicent Corp., as Director of Operations for Allbusiness.com from 1999 to 2001, and as Operations Manager for TeleTech Telecommunication from 1996 to 1999.

James Bortnak was named Senior Vice President, Corporate & Business Development in February 2010. Mr. Bortnak was previously our Chief Marketing Officer from 2004 to 2009. Mr. Bortnak served as our Vice President, Business Development from 2002 to 2004, and as a senior member of our Business Development group since joining us in 1999. Prior to joining us, Mr. Bortnak practiced business law, focusing in the area of technology and start-up companies. Mr. Bortnak holds an LLB from the University of British Columbia, and has been a member of the California Bar since 1997.

Seth Weisberg has been our Chief Legal Officer since 2008 and our Secretary since 2001. Mr. Weisberg was our General Counsel from 2001 to 2008 and our Senior Director, IP & Licensing from 1999 until 2001. Mr. Weisberg previously was an associate at Irell & Manella LLP, worked as a software developer and founder at Shortcut Software, created physical computer models at RAND Corporation and was a high school teacher in the Mississippi Teacher Corps. Mr. Weisberg holds a law degree from Columbia Law School, a master's degree in History from Harvard University, a bachelor's degree in Physics and Astronomy from Harvard University and a General Course Certificate from the London School of Economics. Mr. Weisberg is a registered patent attorney.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides qualitative information and context for the information presented in the Summary Compensation Table and other tables and narratives that follow. The goals of our executive management compensation program are to attract executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals.

Overall Methodology of Setting Compensation

The Compensation Committee sets all compensation for and awards to our chief executive and all executive management, which typically includes our chief financial officer, our chief legal officer, our senior vice president corporate & business development, our vice president of development, our vice president of product strategy & operations and our vice president of postal technology and affairs. The Compensation Committee reviews the performance and compensation of our chief executive officer and, following discussions with our chief executive officer, establishes his compensation level. For the remaining executive management, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer compensation. With respect to equity compensation, the Compensation Committee grants stock options to executive management from time to time, generally based upon the recommendation of our chief executive officer.

The majority of our compensation decisions are generally made early each year, where the Compensation Committee determines the final incentive compensation for the prior year, and establishes the base salaries and incentive compensation model for the coming year. Thus, on March 31, 2010, the Compensation Committee approved the incentive compensation for 2009, and established the base salaries and incentive compensation model for 2010 (collectively, the “2010 Compensation Decisions”).

In doing so, the Compensation Committee utilized reports and data from Equilar, Inc. (“Equilar”), a company that provides standardized data based on U.S. proxy data from all publicly traded companies. For each member of executive management, a benchmark group was created of individuals with similar titles and responsibilities at companies (i) with $50 to $150 million in revenue; (ii) having market capitalization of $100 million or more; (iii) located in higher cost-of living states (including CA, CT, DE, FL, GA, IL, MD, MA, MN, NH, NY, PA, VA and WA); and (iv) in industries that include Internet Commerce & Content, Internet Infrastructure, Internet Service, or Software. For executive managers other than the chief executive officer and chief financial officer, the industry groups were broadened to include all technology companies or broader industry groups if the narrower industry groups did not result in enough data for a meaningful analysis. Individuals at other companies who were founders, who were interim, who had resigned, or that had received no cash bonus during the last year (e.g., those that received stock in lieu of cash) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed after January 1, 2009 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 1.3% average increase for time adjusting 2009 compensation numbers). The criteria for inclusion of a company in our benchmark groups were the same for our 2010 Compensation Decisions as for the compensation decisions that were made in 2009 and 2008, although the actual companies involved changed based on the results of those individual companies. A list of companies included in the peer groups for each of our named executive officers in connection with the 2010 Compensation Decisions is included in Annex B.

Each Element of Compensation, Why We Pay It, and How We Determine Amounts

We currently compensate our executive management through three main elements: base salary, incentive pay, and equity participation. Certain members of our executive management also have post-termination compensation arrangements.

•	Base Salary. We pay a base salary to each of our senior managers in order to allow them to cover their living expenses and in order to compete with other employers. We generally establish base salaries for each individual on an annual basis based on (i) the responsibilities of the individual’s position, (ii) the individual’s salary history, performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees, and (iv) an evaluation of salaries for similar positions in our benchmark group and other competitive factors. We generally seek to set individual base salaries within a reasonable range near the median level (50th percentile) versus comparable individuals at our benchmark group, taking into account factors such as individual performance and seniority.

For 2009, Mr. McBride proposed to the Compensation Committee that, given the current global economic environment, we should adopt a company-wide salary freeze, including all executive management. The Compensation Committee approved the recommendation, and no members of our executive management received a base salary increase for 2009. For 2009, each executive’s base salary ended up between the 22nd and 76th percentile versus the Equilar benchmarks. In particular, our chief executive officer and our chief financial officer received base salaries for 2009 that were at approximately the 62nd percentile and 67 th percentile, respectively, versus the Equilar benchmarks. In addition, our senior vice president of corporate & business development (formerly our chief marketing officer), vice president of development, and chief legal officer had their salaries set at the 61st, 54th, and 76th percentiles, respectively, versus the Equilar benchmarks.

For information concerning the base salaries paid to each of our named executive officers for 2009, see “Summary Compensation Table.”

For 2010, each named executive’s base salary was set by the Compensation Committee between the 41st and 67th percentile versus the Equilar benchmarks. In particular, the salaries for our chief executive officer and our chief financial officer for 2010 were set at approximately the 56th percentile and 44th percentile, respectively, versus the Equilar benchmarks. In addition, the salaries for our senior vice president of corporate & business development, vice president of development, and chief legal officer were set at the 59th, 41st, and 67th percentiles, respectively, versus the Equilar benchmarks.

Name and Principal Position	2010 Base Salary	Percent Increase from 2009 Base Salary	2010 Base Salary Percentile Versus Equilar Benchmark
Kenneth McBride Chief Executive Officer	$400,000	3%	56%
Kyle Huebner Chief Financial Officer	$268,000	3%	44%
James Bortnak Senior VP, Corporate & Business Development	$247,000	3%	59%
Michael Biswas Vice President, Development	$227,000	3%	41%
Seth Weisberg Chief Legal Officer	$260,000	3%	67%

•	Non-Equity Incentive Plan Compensation. We pay non-equity incentive plan compensation to our executive managers in order to provide incentives for them to drive the business toward annual goals that are set by the Compensation Committee. Our incentive-based compensation is based on a group bonus pool. The total bonus pool begins with a base pool amount, which is then adjusted based on a formula using our actual performance relative to certain financial targets for the year. (The Compensation Committee also retains the right to adjust the pool for other factors.) Once the final group bonus pool is set after year end, the Compensation Committee allocates it to individual members of executive management based on (i) individual performance and contributions during the year and (ii) individual total compensation relative to the compensation benchmarks. No individual executive manager has an individual bonus guarantee, and in order to earn and receive a bonus, an executive manager must be employed on the date of the Compensation Committee meeting where the final bonus plan outcome is determined.

On April 2, 2009, the Compensation Committee approved a non-equity incentive plan for 2009 (the “2009 Plan”) under which seven members of our executive management, including our named executive officers, were eligible for cash bonus awards to be paid in 2010. The 2009 Plan set a base level aggregate bonus pool (the “2009 Base Pool”) and provided that the actual bonus pool for 2009 could range from zero to twice the 2009 Base Pool based on our performance in 2009 relative to targets for revenue, gross customer acquisition outside of our enhanced promotion channel, and pro-forma EBITDA (earnings before interest taxes and depreciation excluding 123(R) expense and litigation charges). The compensation committee set the amount of the 2009 Base Pool at $725,000, so that, if executive management performed at a reasonable level, as a group they would receive a total cash compensation for 2009 at approximately the median level (50th percentile) versus the Equilar benchmarks. Under the 2009 Plan and based on the final 2009 financial results, the bonus pool was expected to be $735,875, or 101.5% of the 2009 Base Pool.

After considering the historical compensation of executive management and the current compensation of executive management compared to the Equilar benchmarks, on March 31, 2010 the Compensation Committee set a final 2009 pool level of $700,000. At this level, each member of our executive management received a bonus that was at or near the level of bonus that was received over the past several years, and the executive management as a group received total cash compensation for 2009 at approximately the 50th percentile versus the Equilar benchmarks. Compared to individual Equilar benchmarks, our chief executive officer, our chief financial officer, our senior vice president corporate & business development, our vice president development, and our chief legal officer ended up with total 2009 compensation at the 43rd, 41st, 60th, 50th and 57th percentiles, respectively.

For information concerning the cash bonus of each of our named executive officers for 2009, see “Summary Compensation Table.”

On March 31, 2010, the Compensation Committee approved a non-equity incentive plan for 2010 (the “2010 Plan”) under which seven members of our executive management, including our named executive officers, are eligible for cash bonus awards to be paid in 2011. The 2010 Plan sets a base level aggregate bonus pool of $745,000 (the “2010 Base Pool”) and provides that the actual bonus pool for 2010 could range from zero to twice the 2010 Base Pool based on our performance in 2010 relative to targets for revenue, gross customer acquisition outside of our enhanced promotion channel, and pro-forma EBITDA (earnings before interest taxes and depreciation excluding 123(R) expense and litigation charges).

At the time of the Compensation Committee meeting, the latest publicly available guidance issued by us was on February 11, 2010, when we stated that we expected 2010 revenue to be in a range of $80 to $90 million, and 2010 earnings (on a generally accepted accounting principles basis) per fully diluted share to be in a range of $0.50 to $0.70. To illustrate the likely outcome of the 2010 Plan, the following table (i) shows the potential aggregate pool resulting from the formula under the 2010 Plan if we achieve an outcome at the top end, midpoint, and bottom end of our guidance range, as well as reasonable comparable numbers for customer acquisition and pro-forma EBITDA, and (ii) compares the resulting executive team total compensation to the total compensation of the Equilar benchmarks:

Company Performance vs. Public Guidance(1)	Total Resulting Bonus Pool(1)	Total Executive Team Compensation(2)	Total Team Compensation vs. Equilar Benchmarks(3)
Bottom End of Guidance Range	$633,250	$2,469,667	45th percentile
Midpoint of Guidance Range	$745,000	$2,581,417	52nd percentile
Top End of Guidance Range	$856,750	$2,693,167	58th percentile

(1)	The Compensation Committee retains the right to change the actual bonus pool in its discretion.
(2)	Total executive team compensation is projected total base salary plus total incentive-based compensation for all current executive managers as a group.
(3)	Total executive team compensation vs. Equilar benchmarks is the ranking of total executive team compensation versus the total of all Equilar benchmarks for all members of executive management that are included under the 2010 Bonus Plan.

This table is merely to illustrate potential outcomes, and does not represent any statement that the guidance given in February 2010 continues to be valid. Our actual results will vary from our prior guidance, and those differences may be material.

•	Equity Incentives. We generally grant equity participation to each of our executive managers in order to provide incentives for them to guide the business toward our long-term goal of increasing stockholder value. Historically, the primary form of equity participation that we have awarded our executive management consisted of incentive stock options (ISOs) and non-qualified stock options. We selected this form of equity participation because of the favorable accounting and tax treatments (particularly in past years), and the near universal expectation by executive management employed in software and technology that they would receive stock options. When we grant stock options, our practice is for our chief executive officer to meet with the Compensation Committee to discuss appropriate levels of stock option grants for each executive manager. Timing of stock option grants typically relates to (i) new employee hires, (ii) promotions of existing employees, (iii) year end performance reviews of employees, or (iv) company-wide option grants as deemed appropriate by the Compensation Committee.

We currently do not have specific equity ownership goals relative to benchmarks for our named executive officers. In determining the number of options to be granted to executive officers, the Compensation Committee generally takes into account such factors as the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the executive’s existing options, the executive’s ability to affect profitability and stockholder value; the individual’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of stock options in relation to other elements of total compensation.

The Compensation Committee did not grant any equity incentives to any member of executive management during 2009.

•	Post-Termination Compensation Arrangements. We provide post-termination compensation arrangements to certain members of our executive management as we believe that it is important to give them some limited protection in the event they are terminated without cause or terminated following a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of stockholders. The cash components of all of our executive management post-termination compensation arrangements, if any, range from three to six months of base salary, and typically also include continuing health benefits during the same period. For example, our chief executive officer and our chief financial officer each receives six months of base salary following his termination without cause or termination following a change in control. In addition, all unvested options under our stock option plans vest on a termination following a change of control.

For information concerning the post termination compensation of our named executive officers, see “Potential Payments Upon Termination or Change-In-Control.”

Other Benefits

As reflected in the Summary Compensation Table, we generally do not provide special perquisites to our executive management. Executive management participates in our standard benefit plans on the same terms as other employees. These plans include medical and dental insurance, 401(k), life insurance, charitable gift matching (limited to 50% matching of up to $200 per employee per year) and our employee stock purchase plan. Relocation benefits for executive officers may also be reimbursed but are individually negotiated when they occur.

Tax and Accounting Considerations

We record cash compensation as an expense at the time the obligation is accrued. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to named executive officers is not tax deductible to us unless certain requirements are met. The deductibility of compensation to the named executive officers in 2008 was not affected by the limitations of Section 162(m), and we expect the same for 2009. However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that, in the future, we may enter into compensation arrangements for which payments are not deductible under Section 162(m).

We account for equity compensation paid to our executives and employees under the rules of ASC 718, which requires us to estimate and record a non-cash expense over the term of the equity compensation award. Any gain recognized by employees from nonqualified stock options is tax-deductible for us. However, gain recognized by an employee with respect to an incentive stock option will not be deductible unless there is a “disqualifying disposition” of the shares by the employee. A disqualifying disposition occurs when an employee sells or disposes of incentive stock option shares within two years after the grant date or within one year after the exercise date. The employee is taxed on the gain at ordinary income tax rates. In addition, if in the future we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this proxy statement. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this proxy statement, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. We are not undertaking any obligation to update any forward-looking statements. Accordingly, you should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Please refer to the risk factors under “Item 1A. Risk Factors” of our 2009 Annual Report on Form 10-K as well as those described elsewhere in our public filings. The risks included are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Submitted by the Compensation Committee:

Mohan P. Ananda
Lloyd I. Miller, III

SUMMARY COMPENSATION TABLE

The following summary compensation table indicates the total compensation earned during 2009, 2008 and 2007, respectively, by our chief executive officer, chief financial officer and each of our other three highest compensated executive officers whose total compensation exceeded $100,000 during 2009. The listed individuals are referred to in this proxy statement as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(3)	Total
Ken McBride Chief Executive Officer	2009	$388,000	$0	$0	$205,000	$4,600	$597,600
	2008	$385,000	$24,088	$0	$163,913	$4,600	$577,600
	2007	$365,667	$30,099	$1,716,052	$163,901	$4,400	$2,280,119
Kyle Huebner Chief Financial Officer	2009	$260,000	$0	$0	$100,000	$4,600	$364,600
	2008	$257,917	$11,275	$0	$76,725	$4,600	$350,517
	2007	$246,250	$14,119	$636,765	$76,881	$4,400	$978,415
James Bortnak Senior VP, Corporate and Business Development	2009	$240,000	$0	$0	$100,000	$4,600	$344,600
	2008	$238,333	$11,788	$0	$80,213	$4,600	$334,933
	2007	$228,333	$14,895	$660,020	$81,105	$4,400	$1,318,763
Michael Biswas Vice President, Development	2009	$212,385	$0	$0	$75,000	$4,600	$291,985
	2008	$211,577	$8,841	$0	$60,159	$4,600	$285,177
	2007	$192,836	$10,861	$990,030	$59,139	$4,400	$927,256
Seth Weisberg Chief Legal Officer and Secretary	2009	$252,000	$0	$0	$85,000	$4,600	$341,600
	2008	$249,000	$9,866	$0	$67,134	$4,600	$330,600
	2007	$232,833	$12,412	$495,015	$67,588	$4,400	$812,248

(1)	In 2007, approximately 84% of total cash bonuses paid to all executive management was covered under our non-equity incentive plan, and the remainder was paid in the form of discretionary bonuses. In 2008, approximately 87% of total cash bonuses paid to all executive management was covered under our non-equity incentive plan, and the remainder was paid in the form of discretionary bonuses. In 2009, all cash bonuses paid to all executive management were covered under our non-equity incentive plan; there were no discretionary bonuses.
(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted in the applicable year in accordance with ASC 718. See Note 2 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2010 for a discussion of assumptions we made in determining the amounts included in this column.
(3)	Consists of contributions to our 401(k) plan that we made on behalf of the named executive officer to match a portion of his elective deferred contributions to such plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information with respect to grants of plan-based awards made during 2009 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Ken McBride	4/2/2009	$175,699	$210,839	$425,938
Kyle Huebner	4/2/2009	$82,242	$98,691	$199,375
Michael Biswas	4/2/2009	$70,093	$84,111	$169,922
James Bortnak	4/2/2009	$85,980	$103,177	$208,438
Seth Weisberg	4/2/2009	$79,438	$95,326	$192,578

(1)	On April 2, 2009, the Compensation Committee approved a non-equity incentive plan for 2009 (the “2009 Plan”) under which seven members of our executive management, including our named executive officers, were eligible for cash bonus awards to be paid in 2010. The 2009 Plan set a base level aggregate bonus pool (the “2009 Base Pool”) and provided that the actual bonus pool for 2009 could range from zero to twice the 2009 Base Pool based on our performance in 2009 relative to targets for revenue, gross customer acquisition outside of our enhanced promotion channel, and pro-forma EBITDA (earnings before interest taxes and depreciation excluding ASC 718 expense and litigation charges). The Compensation Committee set the amount of the Base Pool at $725,000, so that, if our executive management performed at a reasonable level, as a group they would receive a total cash compensation for 2009 at approximately the median level (50th percentile) versus the Equilar benchmarks. For actual amounts paid under this plan for 2009, all of which were paid in April 2010, see “Summary Compensation Table.”
(2)	The amounts in this column assume (i) an aggregate bonus pool equal to 82% of the 2009 Base Pool, which would result from an actual 2009 outcome of $77.5 million in total revenue as well as reasonable comparable numbers for customer acquisition and pro-forma EBITDA and (ii) that each executive received the same percentage share of the bonus pool that he received under the 2008 bonus plan. However, no individual executive is guaranteed any minimum amount, so the amount could in fact be zero.
(3)	The amounts in this column assume (i) an aggregate bonus pool equal to 99% of the 2009 Base Pool, which would result from an actual 2009 outcome of $85 million in total revenue as well as reasonable comparable numbers for customer acquisition and pro-forma EBITDA and (ii) that each executive received the same percentage share of the bonus pool that he received under the 2008 bonus plan. However, no individual executive is guaranteed any minimum amount, so the amount could in fact be zero.
(4)	The amounts in this column assume the maximum possible bonus pool of 200% of the 2009 Base Pool and that each executive received the percentage share of the bonus pool that he received under the 2008 bonus plan. However, in the unlikely event that no other executive received any bonus, and the compensation committee did not adjust the bonus pool as a result, any individual executive could in theory receive the total amount of the bonus pool.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on outstanding stock options held by the named executive officers at December 31, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kenneth McBride	6,000	—		23.38	4/26/2010
	198,157	—		7.08	5/02/2012
	26,667	—		9.82	10/27/2013
	75,000	—		17.50	11/3/2014
	146,112	77,553	(1)	13.76	5/21/2017
	21,801	14,534	(1)	13.76	5/21/2017
Kyle Huebner	7,499	—		4.26	10/20/2010
	91,265	—		7.08	5/2/2012
	9,446	—		9.82	10/27/2003
	38,762	—		17.50	11/3/2014
	21,801	14,534	(1)	13.76	5/21/2017
	26,635	12,030	(1)	13.76	5/21/2017
	12,496	12,504	(2)	12.52	12/3/2017
Michael Biswas	2,000	—		6.7	5/1/2013
	2,000	—		11.68	3/1/2014
	122	—		17.5	11/3/2014
	15,878	—		17.5	11/3/2014
	13,655	—		20.57	11/1/2015
	16,345	—		20.57	11/1/2015
	8,296	14,534	(1)	13.76	5/21/2017
	56,286	20,884	(1)	13.76	5/21/2017
James Bortnak	7,501	—		62.00	10/11/2009
	8,750	—		23.38	4/26/2010
	9168	—		9.82	10/27/2013
	2,888	—		17.5	11/3/2014
	21,801	14,534	(1)	13.76	5/21/2017
	75,072	38,593	(1)	13.76	5/21/2017
Seth Weisberg	9,500	—		23.38	4/26/10
	4,634	—		11.84	7/03/10
	3,366	—		11.84	7/03/10
	6,931	—		3.78	3/29/2011
	23,082	—		7.08	5/02/2012
	1,667	—		9.82	10/27/2013
	9,355	—		9.82	10/27/2013
	1,237	—		17.50	11/03/2014
	38,763	—		17.50	11/03/2014
	21,801	14,534 (1)		13.76	5/21/2017
	26,635	12,030 (1)		13.76	5/21/2017

(1)	These unvested options fully vest on May 31, 2011.
(2)	These unvested options fully vest on December 31, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2009 by each of our named executive officers. None of our named executive officers holds any restricted shares of our stock.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Seth Weisberg(2)	3,572	813

(1)	Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.
(2)	Pursuant to a 10b5-1 plan adopted in February 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Messrs. McBride, Huebner, Bortnak and Weisberg have entered into separation agreements with us such that in the event of (i) an involuntary termination without cause or (ii) a resignation or termination following a change of control, these officers shall receive six months' salary and benefits. The change of control payment will occur upon (y) any involuntary termination of employment following the change of control or (z) resignation within two to nine months following the change of control by these named executive officers. Except in the event of a change of control, no amounts would be due to any of our named executive officers in the event of a resignation or termination with cause. The information below reflects the estimated value of the compensation to be paid by us to each of these officers in the event of an involuntary termination without cause or a termination or resignation following a change in control. The amounts shown below assume that the involuntary termination without cause or change in control was effective as of December 31, 2009. The actual amounts that would be paid can only be determined at the time of the actual triggering event.

Name	Payment Upon Termination Without Cause or Change in Control(1)
Ken McBride	$201,854
Kyle Huebner	$137,854
James Bortnak	$127,854
Seth Weisberg	$133,854

(1)	Assumes a monthly value of $1,309 for continued benefits.

In addition, our stock option plans provide that any optionee, including our named executive officers, whose service is “involuntarily terminated” within 18 months following a “change in control”, will have any unvested options that were assumed by the successor corporation become fully exercisable. A “change in control” is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to the transaction, or the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution. “Involuntary termination” is defined as the optionee’s involuntary dismissal or discharge by us for reasons other than misconduct, or the optionee’s voluntary resignation following: (i) a change in his or her position with us which materially reduces his or her responsibilities; (ii) a reduction in his or her level of compensation by more than 15%; or (iii) a relocation of the optionee’s place of employment by more than 50 miles, and this change, reduction or relocation is effected without the optionee’s consent.

Assuming a change of control was triggered as of December 31, 2009, no amounts would be due pursuant to our stock option plans because all unvested options held by our named executive officers contained exercise prices above our closing stock price of $9.00 on December 31, 2009.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 9, 2010, by (a) all persons who are beneficial owners of 5% or more of our common stock, (ii) each director and nominee for director, (iii) our executive officers and (iv) all current directors and executive officers as a group. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066-7020. The percentage of ownership is based on 14,287,786 shares of our common stock issued and outstanding on April 9, 2010. Shares of our common stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 9, 2010 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentages of Shares Beneficially Owned
Kenneth McBride(1)	522,439	3.53%
Kyle Huebner(2)	229,443	1.58%
Michael Biswas(3)	140,998	*
James Bortnak(4)	153,014	1.06%
John Clem(5)	111,590	*
JP Leon(6)	70,891	*
Seth Weisberg(7)	200,164	1.39%
Mohan P. Ananda(8)	689,875	4.82%
G. Bradford Jones(9)	135,822	*
Lloyd I. Miller(10)	1,491,276	10.42%
Other 5% Stockholders:
Bares Capital Management, Inc. 221 W 6th Street, Suite 1225 Austin, TX 78701(11)	1,023,161	7.16%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022(12)	1,249,497	8.75%
Wellington Management Company, LLP 75 State Street Boston, MA 02109(13)	1,001,343	7.01%
All directors and executive offers as a group (10 people)	3,745,512	23.92%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)	Includes 494,823 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(2)	Includes 218,843 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(3)	Includes 124,998 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.

(4)	Includes 124,558 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(5)	Includes 106,249 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(6)	Includes 63,750 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(7)	Includes 145,284 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(8)	Includes: 480,048 shares held directly by Mr. Ananda; 31,250 shares subject to options directly held by Mr. Ananda that are presently exercisable or will become exercisable within 60 days of April 9, 2010; 750 shares held by Mr. Ananda's spouse and son; 20,000 shares held by the Ananda Foundation; and 157,827 shares held in trust for the benefit of Mr. Ananda's family.
(9)	Includes 31,250 shares subject to options that are presently exercisable or will become exercisable within 60 days of April 9, 2010.
(10)	Includes: 350,403 shares held directly by Mr. Miller; 30,000 shares subject to options directly held by Mr. Miller that are presently exercisable or will become exercisable within 60 days of April 9, 2010; 259,344 shares held by Trust A-4; 55,000 shares held by Milfam I; 456,630 shares held by Milfam II; 1,000 shares held by Lloyd IV UGMA; 1,000 shares held by Alexandra UGMA; 187,266 shares held by MILGRAT I (G7); and 150,633 shares held in a certain custodian managed account.
(11)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010.
(12)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010.
(13)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010.

AUDIT COMMITTEE REPORT

The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically incorporate this information by reference).

The following is the report of the Audit Committee with respect to our audited financial statements for 2009 included in our Annual Report on Form 10-K for that year.

Review with Management

The Audit Committee has reviewed and discussed these audited financial statements with our management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from us.

Conclusion

Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Mohan Ananda
G. Bradford Jones
Lloyd I. Miller, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Review and Ratification of Related Party Transactions

We have an informal policy requiring that all related party transactions be submitted to our Audit Committee members not involved in the transaction for review and advance approval. The Audit Committee is empowered to collect and review all material facts and all necessary data for each related party transaction. After review, the Audit Committee will only approve or ratify the transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the committee determines in good faith.

Transactions with Mr. Ananda

Under our initial agreements with Mr. Ananda, we own all of the intellectual property developed by Mr. Ananda during the course of his employment and all of the intellectual property he developed for us before his formal employment began. Mr. Ananda resigned as our Chief Executive Officer on January 1, 1999. In May 1999, we entered into a separation agreement and a license agreement with Mr. Ananda to formalize his resignation and to redefine his intellectual property rights. The new license agreement reaffirms our ownership of the intellectual property invented by Mr. Ananda prior to and during his employment. In addition, the license agreement clarifies and narrows Mr. Ananda’s field of use restrictions to limit his license to a few narrowly defined electronic commerce applications that do not compete with our Internet postage service.

Indemnification of Directors and Officers

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we entered into separate indemnification agreements with certain of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against expenses (including attorneys’ fees), judgments, fines and settlements paid by those individuals in connection with any action, suit or proceeding arising out of their status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based solely on a review of copies of reports filed with the Securities and Exchange Commission under Section 16(a) and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors, executive officers and greater-than-10% stockholders filed all such required reports on a timely basis during 2009.

OTHER MATTERS

Other Matters to Be Presented for Voting at the Annual Meeting

We know of no other matters that will be presented for consideration for voting at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.

Annual Report

A copy of our annual report for 2009 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. Our annual report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934,

whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission.

Form 10-K

We filed an annual report on Form 10-K for 2009 with the Securities and Exchange Commission on March 15, 2010. You may obtain a copy of that report, without charge, by writing to Investor Relations at Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066-7020, or you can access copies of all our Securities and Exchange Commission filings on our website at http://investor.stamps.com/edgar.cfm.

ANNEX A

STAMPS.COM INC.
2010 EQUITY INCENTIVE PLAN

1.	PURPOSE.

The purposes of this Plan are to attract, motivate, and retain Employees, Directors, and Consultants of Stamps.com Inc. and its Subsidiaries; to offer selected Employees, Directors, and Consultants the opportunity to acquire proprietary interests in the Company by purchasing or receiving shares of the Company's Stock or other similar rights; and to promote the success of the Company. This Plan provides for the grant of Nonstatutory Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units. This Plan also is intended to provide shares of Stock for Awards granted to Employees, Consultants and Directors under other compensation plans offered by the Company and its Subsidiaries.

2.	DEFINITIONS.

“Affiliated SAR” means a SAR granted in connection with an Option such that the exercise of the Option does not cancel the SAR, but rather results in the exercise of the SAR.

“Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Stock is listed or quoted, and other similar laws.

“Award” means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan and shall include, among other things, the following information, if applicable to the Award: (i) Exercise Price, (ii) number of shares of Stock or Stock equivalents, (iii) exercise schedule, (iv) vesting schedule, (v) restrictions, (vi) dates and conditions for lapse of restrictions, and (vii) expiration dates.

“Board” means the Board of Directors of the Company.

“Cause” means (A) if the Participant is a party to an employment or other similar service agreement with the Company (a “Service Agreement”), and “cause” is defined therein, such definition, or (B) if the Participant is not party to a Service Agreement or the Participant's Service Agreement does not define “cause”, then Cause means any of the following:

(i) the Participant's material breach of his fiduciary duty to the Company,

(ii) the Participant's indictment (or equivalent) for a felony or other serious crime, or

(iii) the Participant's commission of a wrongful act that would make the continuance of his employment by the Company detrimental to the Company.

“Change in Control” means the first to occur of any of the following events:

(i) The date on which any one person or entity, or more than one person or entity acting as a group, becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of Directors, other than a group of two or more persons or entities not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company that requires the reporting of any change in control. The acquisition of additional Stock by any person or entity who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the Stock of the Company entitled to vote in the election of Directors is not a Change in Control.

(ii) During any period of not more than twenty four (24) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board, and any new Director (other than a Director designated by a person or entity who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition of `Change in Control`) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(iii) The date on which any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person(s) or entity(ies)) assets from the Company that have a total gross fair market value greater than 50% of the total gross fair market value of all of the Company's assets immediately before the acquisition or acquisitions; provided, however, transfer of assets that otherwise would satisfy the requirements of this subsection (iii) will not be treated as a Change in Control if the assets are transferred to:

(A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C) a person or entity, or more than one person or entity acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly by a person or entity, or more than one person or entity acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company.

If the Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, then to the extent required (i) the event constituting a Change in Control is intended to constitute a “change in ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined for purposes of Section 409A of the Code and (ii) “Change in Control” as used herein shall be interpreted consistently therewith.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee or subcommittee of the Board, described in Section 4.1, or in the absence of such a committee, the Board.

“Company” means Stamps.com Inc., a Delaware corporation.

“Consultant” means any individual or entity, other than an Employee or Director, who provides services to the Company or a Subsidiary in the capacity of an advisor or consultant.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and that:

(i) renders the Participant unable to engage in any substantial gainful activity; or

(ii) results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.

Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Committee in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Committee may designate.

“Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.

“Employee” means any individual employed by the Company or by a Subsidiary and reflected as an employee on a payroll of the Company or of a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the amount specified per share of Stock, at which Stock may be purchased on exercise of an Option or above which payment is to be made on exercise of a Stock Appreciation Right, in each case as specified by the Committee in the applicable Award Agreement.

“Fair Market Value” of the Stock on any given date under this Plan shall be determined as follows:

(i) If the Stock is at the time readily tradable on an established securities market, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the securities market determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such market. If there is no reported sale of the Stock on such market on the date of determination, then the fair market value shall be the closing price on such market on the last preceding date for which such quotation exists; or

(ii) If the Stock is at the time not readily tradable on an established securities market, then the fair market value shall be determined by the Committee by the reasonable application of a reasonable valuation method, taking into account such considerations as may be applicable for purposes of or specified in Section 409A of the Code and Treasury Regulations thereunder.

“Freestanding SAR” means a SAR granted as an independent Award and not granted in connection with an Option.

“Grant Date” means, with respect to an Award, the date of the Committee action granting the Award or such later date as is specified in the Award Agreement.

“Grantee” means an individual who holds a Restricted Stock Award, RSU Award or Stock Appreciation Right Award.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Option” means a stock option not described in Section 422(b) or 423(b) of the Code.

“Option” means an ISO or Nonstatutory Option granted under this Plan and entitling the holder to purchase shares of Stock.

“Optionee” means an individual or entity that holds an Option.

“Other Incentive Plan” means any short-term or long-term bonus or other incentive compensation plan offered by the Company or a Subsidiary, through which the Company or the Subsidiary may pay benefits in Awards or shares of Stock under this Plan.

“Outside Director” means a Director who is not an Employee and who is an “outside director” within the meaning of Section 162(m) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance-Based Award” means an Award granted pursuant to Section 7, 8, 9 or 10, but that is subject to the terms and conditions set forth in Section 11. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

“Performance Criteria” means the factor or factors utilized by the Committee in establishing the Performance Goals applicable to an Award, from among the following measures:

(i) revenue;

(ii) gross profit or margin;

(iii) operating profit or margin;

(iv) earnings before or after interest, taxes, depreciation, and/or amortization;

(v) net earnings or net income (before or after taxes);

(vi) earnings per share;

(vii) share price (including, but not limited to, growth measures and total stockholder return);

(viii) cost reduction or savings;

(ix) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

(x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(xi) productivity ratios or other metrics;

(xii) performance against budget;

(xiii) market share;

(xiv) working capital targets;

(xv) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(xvi) financial ratio metrics; and

(xvii) organizational/transformation metrics.

The Performance Criteria utilized may differ from Participant to Participant and from Award to Award. Any Performance Criteria, or any combination thereof, may be used to measure the performance of the Company or any Subsidiary, as a whole, or any business unit of the Company, or any Subsidiary, as the Committee deems appropriate. Performance Criteria may be measured in absolute terms or may be compared to (i) the performance of a group of comparative companies, (ii) a published or special index that the Committee deems appropriate, (iii) with respect to return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), various stock market indices and/or (iv) other benchmarks approved by the Committee.

“Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon Performance Criteria selected by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

“Plan” means this Stamps.com Inc. 2010 Equity Incentive Plan, as it may be amended from time to time.

“Qualified Performance-Based Compensation” means any compensation that is “payable solely on account of the attainment of one or more performance goals” as described in and meeting the requirements of Section 162(m)(4)(C) of the Code.

“Restricted Stock” means an Award granted pursuant to Section 9 of shares of Stock subject to conditions or restrictions set by the Committee.

“Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 10 to receive Stock or the economic equivalent of Stock subject to conditions or restrictions set by the Committee, without the issuance of Stock at the time of grant.

“Stock” means the common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8 to receive the appreciation in the Fair Market Value of Stock following the Grant Date, which may be granted alone (as a Freestanding SAR) or in connection with a related Option (as either an Affiliated SAR or a Tandem SAR).

“Subsidiary” means any corporation in which the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of the date such status is attained.

“Tandem SAR” means a SAR granted in connection with a related Option such that the exercise of the SAR requires the surrender of the related Option and the exercise of the related Option requires the surrender of the SAR.

“Termination of Service” means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary from the Company, but excluding any such termination where there is a simultaneous commencement or continuation of status as a Consultant or as a Director; (ii) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Director; and (iii) in the case of a Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, or non-reelection to the Board, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Consultant. A transfer in employment or other service relationship from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a Termination of Service. With respect to any Award that may provide for nonqualified deferred compensation subject to Section 409A of the Code, whether Termination of Service has occurred shall be determined based on whether the facts and circumstances indicate that the Company and the Employee, Director or Consultant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Employee, Director or Consultant would perform after such date would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding 36 months (or the full period of service if less than thirty six (36) months), and such determination shall be made in accordance with Section 409A of the Code and the Treasury Regulations thereunder.

“Year” means a fiscal year of the Company.

3.	STOCK SUBJECT TO PLAN; LIMITATIONS.

3.1.  Maximum Plan Shares. The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan is three million five hundred thousand (3,500,000) shares, calculated in accordance with Section 3.2. For purposes of this limitation, the shares of Stock and Stock equivalents underlying any Awards that expire unexercised or that are forfeited, canceled, reacquired by the Company at cost, satisfied without the issuance of Stock or payment of cash, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock and Stock equivalents available for grant under this Plan. Shares of Stock and Stock equivalents (i) tendered by a Participant to pay the exercise price of an Award, (ii) withheld by the Company for taxes or (iii) repurchased by the Company with any cash proceeds from option exercises shall not be added back to the shares of Stock and Stock equivalents available for grant under this Plan. Stock-settled SARs are counted on a gross and not a net basis. The shares of Stock available for issuance under this Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

3.2.  Effect of Awards. For purposes of determining the number of shares of Stock and Stock equivalents available for issuance under Section 3.1, the impact of any Awards shall be determined by multiplying the number of shares of Stock or Stock equivalents underlying such grant by the multiplier below:

Type of Award	Multiplier
Award of Restricted Stock or Restricted Stock Units that delivers the full value of the underlying shares of Stock	2.0
Award of Options or Stock Appreciation Rights that delivers the value of the underlying shares of Stock in excess of 100% of the Fair Market Value of the underlying shares of Stock (e.g., Options with an exercise price of at least 100% of such price) on the date of grant	1.0

3.3.  Individual Award Limitations. In addition to the overall limitations set forth in Section 3.1, Awards granted to any one Participant during any one calendar year period shall not exceed seven hundred thousand (700,000) shares of Stock and Stock equivalents.

3.4.  No Double Counting Tandem SARs. For purposes of the limitations set forth in Sections 3.1 and 3.3, the shares of Stock and Stock equivalents subject to a Tandem SAR and its related Option shall be counted only once.

4.	ADMINISTRATION.

4.1.  Establishment of Committee. The Board shall have the authority to administer this Plan, but may delegate its administrative powers under this Plan, in whole or in part, to a committee of the Board or to a subcommittee of any such committee of the Board.

4.2.  Committee Procedures. The Board (or in absence of action by the Board, the Committee)shall designate one of the members of each Committee as chairman. Any such Committee may hold meetings at such times and places as its chairman or a majority of the members of the Committee shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

4.3.  Section 162(m) Committee. Any Awards that are intended to be Qualified Performance-Based Compensation shall be granted and, as it relates to such Awards, this Plan shall be administered by a Committee of two or more Outside Directors.

4.4.  Rule 16b-3 Committee. Any Awards to Participants who are subject to Section 16 of the Exchange Act shall be granted and, as it relates to such Awards, this Plan shall be administered by a Committee of two or more members of the Board who qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, and such Awards shall be structured to satisfy the requirements for exemption under Rule 16b-3 under the Exchange Act.

4.5.  Committee Responsibilities. Subject to the provisions of this Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret this Plan and to apply its provisions;
(ii)	To adopt, amend, or rescind rules, procedures, agreements and forms relating to this Plan;
(iii)	To authorize any person to execute, on behalf of the Company, any instrument (including, but not limited to any Award Agreement) required to carry out the purposes of this Plan;
(iv)	To determine when Awards are to be granted under this Plan;
(v)	To select the Participants;

(vi)	To determine the number of shares of Stock or Stock equivalents to be made subject to each Award;
(vii)	To prescribe the terms and conditions (including vesting and acceleration) of each Option and SAR on the Grant Date, including (without limitation) the Exercise Price, to determine whether each such Option is to be classified as an ISO or as a Nonstatutory Option, to determine whether each such SAR is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Option or SAR;
(viii)	To prescribe the terms and conditions (including vesting and acceleration) of each Restricted Stock Award and RSU Award on the Grant Date, including (without limitation) restrictions (if any), to specify whether each such Restricted Stock Awards and RSU Award is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Restricted Stock Award or RSU Award;
(ix)	To amend any outstanding Award Agreement (including vesting and acceleration), subject to applicable legal restrictions, the provisions of this Plan and the terms and conditions of such Award Agreement;
(x)	To prescribe the consideration for the grant of each Award under this Plan and to determine the sufficiency of such consideration; and
(xi)	To take any other actions deemed necessary or advisable for the administration of this Plan.

4.6.  Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company, to the fullest extent permitted by law, against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5.	ELIGIBILITY.

5.1.  General Rules. Employees, Consultants and Directors shall be eligible for the grant of Awards as designated by the Committee. However, Consultants and Directors who are not also Employees shall not be eligible for the grant of ISOs.

5.2.  Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless:

(i)	The Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date; and
(ii)	Such ISO by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

5.3.  Stock Ownership. For purposes of Section 5.2, in determining an Employee's stock ownership, the attribution rules of Section 424(d) of the Code shall apply. For purposes of Section 5.2, “outstanding stock” shall be determined under the rules pertaining to Section 422(b) of the Code and shall include all Stock actually issued and outstanding immediately after the grant, including Restricted Stock, but shall not include shares of Stock authorized for issuance under any Option that has not been exercised.

6.	MODIFICATIONS AND RESTRICTIONS.

6.1.  Amendment, Modification, Extension and Renewal of Awards. Within the limitations of this Plan, and subject to Section 6.2, the Committee may amend, modify, extend or renew outstanding Awards or may cancel or accept the cancellation of outstanding Awards in return for the grant of new Awards at the same or a different price. The foregoing notwithstanding, no amendment or modification of an Award shall, without the consent of the Participant, impair the Participant's rights or increase his or her obligations under such Award. A change in the tax consequences of an Award shall not be considered an impairment of rights or an increase in obligations under the Award.

6.2.  Restriction on Repricing of Options and SARs. Subject to Section 15.1, no outstanding Option or SAR shall be amended to reduce its Exercise Price or cancelled and replaced with a new Award (of the same type or of any different type) having a lower Exercise Price (or other purchase price) for any reason, without the prior approval of the Company's stockholders entitled to vote at a meeting of stockholders.

6.3.  No Reload Options or SARs. No Option or SAR shall provide for the automatic grant of replacement or reload Options or SARs upon the Optionee or Grantee exercising the Option or SAR and paying the Exercise Price by tendering shares of Stock, net exercise or otherwise.

7.	OPTIONS.

7.1.  Nature of Options. An Option is an Award entitling the Participant to purchase shares of Stock at the Exercise Price set on the Grant Date. Options granted under this Plan may be either ISOs or Nonstatutory Stock Options. However, notwithstanding any designation of an Option as an ISO, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which the Option and any previously granted Options (and any other previously granted options to acquire Stock under all other plans of the Company) are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Option shall be treated as a Nonstatutory Option. Options may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

7.2.  Exercise Price. The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, or such higher amount as is provided in Section 5.2 with respect to specified ISOs.

7.3.  Exercisability. The exercise schedule of each Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement; provided however, that in the event of the Optionee's Termination of Service, the Option shall be exercisable only to the extent the Option was exercisable on the date of such Termination of Service, unless otherwise specified in the Award Agreement.

7.4.  Term. The term of each Option shall not exceed ten (10) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which an Option is to expire. In the event of an Optionee's Termination of Service:

(i)	As a result of such Optionee's death or Disability, the Option shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death or Disability, but not later than the original expiration date specified in the Award Agreement.
(ii)	By the Company for Cause, the Option shall expire immediately after the Company's notice or advice of such Termination of Service is dispatched to the Optionee, but not later than the original expiration date specified in the Award Agreement.
(iii)	For any reason other than the Optionee's death or Disability or by the Company for Cause (except in connection with the events specified in Section 16, which will be governed by that section), the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

7.5.  No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any shares of Stock covered by his or her Option until the issuance of a stock certificate for such shares of Stock.

8.	STOCK APPRECIATION RIGHTS.

8.1.  Nature of a SAR. A SAR is an Award entitling the Grantee to receive shares of Stock, cash, or a combination thereof, which shall be determined by the Committee on the Grant Date and set forth in the Award Agreement, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share Exercise Price set by the Committee on the Grant Date. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. SARs may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

8.2.  Exercise Price. The Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date. The Exercise Price of a Tandem SAR or an Affiliated SAR shall equal the Exercise Price of the related Option.

8.3.  Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the amount of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

8.4.  Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of shares of Stock subject to the related Option.

8.5.  Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

8.6.  Term. The term of each SAR shall not exceed ten (10) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which the SAR is to expire. In the event of a Participant's Termination of Service:

(i)	As a result of such Participant's death or Disability, the SAR shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death or Disability, but not later than the original expiration date specified in the Award Agreement.
(ii)	By the Company for Cause, the SAR shall expire immediately after the Company's notice or advice of such Termination of Service is dispatched to the Participant, but not later than the original expiration date specified in the Award Agreement.
(iii)	For any reason other than the Participant's death or Disability or by the Company for Cause (except in connection with the events specified in Section 16, which will be governed by that section), the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

8.7.  No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any shares of Stock covered by his or her SAR until the issuance of a stock certificate for such shares of Stock.

9.	RESTRICTED STOCK.

9.1.  Nature of a Restricted Stock Award. A Restricted Stock Award is an Award of shares of Stock subject to such restrictions and conditions, at a purchase price, if any, and for such consideration, all as the Committee shall determine on the Grant Date. Restricted Stock issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

9.2.  Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

9.3.  Escrow of Restricted Stock. Until all restrictions have lapsed or been removed, the Secretary, or such other escrow holder as the Committee may appoint, shall retain custody of any certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee have physical custody of any certificates representing shares of Restricted Stock awarded to him or her until all restrictions thereon have lapsed or been removed.

9.4.  Termination of Service. In the event of Grantee's Termination of Service:

(i)	As a result of Grantee's death or Disability, then, except as otherwise specified in the Award Agreement, the restrictions on the Restricted Stock subject to the Award shall lapse as to a pro rata portion of the shares of such Restricted Stock (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.
(ii)	By the Company for Cause, or as a result of any other event not specified in Section 9.4(i) (except in connection with the events specified in Section 16, which will be governed by that section), the portion of the Restricted Stock Award for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company's notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

9.5.  No Fractional Shares. In determining the number of shares of Restricted Stock for which the restrictions have lapsed, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all restrictions lapse.

9.6.  Rights as Stockholder. Upon delivery of the Restricted Stock to the escrow holder or other action taken by the Committee pursuant to Section 9.3), the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the restrictions and the Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Stock subject to restrictions shall also be subject to the restrictions until the restrictions on the underlying shares of Stock lapse.

10.	RESTRICTED STOCK UNITS.

10.1.  Nature of a Restricted Stock Unit. A Restricted Stock Unit is an Award entitling the Grantee to receive shares of Stock or the cash equivalent of the shares of Stock at a future date, subject to restrictions and conditions. The Committee shall determine on the Grant Date and shall specify in the Award Agreement for each Award of Restricted Stock Units whether the Award is to be settled in Stock or in cash and the consideration to be provided by the Grantee for such Award. Such Restricted Stock Unit issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

10.2.  Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock Units and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

10.3.  Form and Timing of Payment of Restricted Stock Units. Payment of Restricted Stock Units will be made as soon as practicable after the lapse of the restrictions.

10.4.  Termination of Service. In the event of Grantee's Termination of Service:

(i)	As a result of Grantee's death or Disability, then, except as otherwise specified in the Award Agreement, the restrictions on the shares of Stock or Stock equivalents subject to the Restricted Stock Units shall lapse as to a pro rata portion of such Restricted Stock Units (net of any Restricted Stock Units as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the right to earn the balance of such Restricted Stock Units as to which the restrictions have not yet lapsed.
(ii)	By the Company for Cause, or as a result of any other event not specified in Section 10.4(i) (except in connection with the events specified in Section 16, which will be governed by that section), the portion of the Restricted Stock Units for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company's notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.
11.	PERFORMANCE-BASED AWARDS.

11.1.  Nature of Performance-Based Awards. The purpose of this Section 11 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Employee, the provisions of this Section 11 shall control over any contrary provision contained in Sections 7, 8, 9 and 10; provided, however, that the Committee may in its discretion grant Awards to Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 11.

11.2.  Applicability. This Section 11 shall apply only to those Employees selected by the Committee to receive Performance-Based Awards. The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award. Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

11.3.  Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award that may be granted to one or more Employees, no later than ninety (90) calendar days following the commencement of any Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, that may be earned for such Performance Period, and (iv) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Employee for such Performance Period. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs or other executive termination costs; extraordinary items (as defined in generally accepted accounting principles or any successor thereto); acquisitions or divestitures, including asset sales; the positive or negative impact of foreign exchange movements; stock-based compensation expense; in-process research and development expenses related to acquisitions; acquired intangible asset amortization; integration and other one-time expenditures or other adjustments related to acquisitions; material acquisition costs; merger costs, including severance, lease and other facility costs of the acquired company; gains or losses associated with either the repurchase or potential settlement of any or all of the Company's outstanding debt or convertible debt instruments; and/or the positive or negative impacts associated with the implementation of International Financial Reporting Standards. Following the completion of each Performance Period, the Committee, in its sole discretion, shall determine whether the applicable Performance Goals have been achieved for such Performance Period and shall certify such determination in writing. In determining the amount earned by an Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

11.4.  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

11.5.  Additional Limitations. Notwithstanding any other provision of this Plan, any Award that is granted to an Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation under Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.	SUBSTITUTE AWARDS AND COMBINED AWARDS.

12.1.  Substitute Awards. If the Company or a Subsidiary at any time should succeed to the business of another corporation or other entity through merger or consolidation, or through the acquisition of stock (or other ownership interests) or assets of such other corporation or other entity, Awards may be granted under this Plan (“Substitute Awards”) in substitution of awards previously granted by such other corporation or other entity with respect to shares of its stock (or other ownership interests), which awards are outstanding at the date of the succession (“Surrendered Awards”). The Committee shall have discretion to determine the extent to which such Substitute Awards shall be granted, the persons to receive such Substitute Awards, the number of shares of Stock or their economic equivalent to be subject to such Substitute Awards, and the terms, conditions and restrictions of such Substitute Awards, which shall, to the extent permissible within the terms and conditions of this Plan, be equivalent to the terms, conditions and restrictions of the Surrendered Awards. The Exercise Price of any Substitute Award that is an Option or a SAR may be determined without regard to Sections 7.2 and 8.2; provided however, that the Exercise Price of each such Substitute Award shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Award is to be an ISO, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Award is not greater than the economic benefit represented by the Surrendered Award as of the date of the succession.

12.2.  Combined Awards. The Company may provide for payment to an Employee, Director, or Consultant of an amount earned under an Other Incentive Plan in the form of Stock or other Award under this Plan. In such case, the conditions and restrictions on the Award may be set under such Other Incentive Plan, which Award will be treated as a combined award under this Plan and the Other Incentive Plan, and the shares of Stock and Stock equivalents provided under Section 3 of this Plan shall be available to satisfy any payment of shares of Stock or Stock equivalents required or permitted under the Other Incentive Plan award.

13.	NON-TRANSFERABILITY OF AWARDS.

All Awards under this Plan shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. During the lifetime of a Participant, Options and SARs granted to him or her under this Plan shall be exercisable only by him or her except as otherwise determined by the Committee and specified in the Award Agreement. Notwithstanding the forgoing and excluding ISOs, the Committee may provide in an Award Agreement that a Participant may transfer, without consideration for the transfer, such Award to the Participant's immediate family members, to trusts for the benefit of the Participant and such immediate family members, to partnerships in which the Participant and such immediate family members are the only partners, or to charitable organizations, provided that transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

14.	PAYMENT FOR SHARES OF STOCK.

14.1.  General Rule. The entire consideration for shares of Stock issued under this Plan shall be payable in lawful money of the United States of America at the time when such shares of Stock are purchased, except as follows:

(i)	Options. Payment of the Exercise Price of an Option shall be made pursuant to the express provisions of the applicable Award Agreement. However, the Committee (in its sole discretion) may specify in the Award Agreement that payment may (either with or without Committee approval) be made pursuant to Sections 14.2, 14.3 or 14.4, or any combination thereof.
(ii)	Restricted Stock Awards and RSU Awards. Payment (if any) for Restricted Stock and RSUs shall be made pursuant to the express provisions of the applicable Award Agreement, as determined by the Committee in its sole discretion.

14.2.  Surrender of Stock. To the extent that this Section 14.2 is applicable, payment may be made all or in part with shares of Stock that are owned by the Optionee or his or her representative and that are surrendered to the Company in good form for transfer. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under this Plan.

14.3.  Exercise/Sale (“Cashless Exercise”). To the extent that this Section 14.3 is applicable, payment may be made by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option.

14.4.  Net Share Exercise. To the extent that this Section 14.4 is applicable, payment may be made by holding back from the shares of Stock to be issued upon exercise of an Option that number of shares of Stock having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price (the Fair Market Value of the shares of Stock to be held back shall be determined on the date that the Option is exercised by the Optionee).

15.	ADJUSTMENT OF STOCK.

15.1.  General. In the event of: a subdivision of the outstanding Stock; a declaration of a dividend payable in shares of Stock; a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock (a “Material Dividend”); a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock; a recapitalization; a spinoff; a merger, consolidation, or other reorganization involving the Company that would not constitute a Change in Control; or any similar occurrence, then the Committee shall make appropriate adjustments (which adjustments shall be final, binding and conclusive on all parties) in one or more of:

(i)	The maximum number of shares of Stock and Stock equivalents available under Section 3.1 for future grants of Awards and of specified types of Awards;
(ii)	The limitations set forth in Section 3.3;

(iii)	The number and kind of shares of Stock or Stock equivalents (or other securities) covered by each outstanding Award;
(iv)	The Exercise Price under each outstanding Option and SAR, but without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR) as to which such Option or SAR remain exercisable; and
(v)	In the event of a Material Dividend, (A) the Exercise Price, including the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR), under each outstanding Option or SAR necessary to compensate for the loss of intrinsic value of such Award as a result of the Material Dividend and (B) other adjustments or actions appropriate to compensate for the loss of intrinsic value of such Award as a result of the Material Dividend; provided that any such adjustments or other actions described in subsections (A) or (B) shall be made in compliance with the Code (including Section 409A thereof) and the Treasury Regulations thereunder and any other applicable tax laws or regulations.

15.2.  Reservation of Rights. Except as provided in this Section 15, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to an Option or SAR and the number of or consideration for shares of Stock, subject to a Restricted Stock Award or RSU. The grant of an Option, SAR, Restricted Stock Award, or RSU pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

16.	LIQUIDATION; CHANGE IN CONTROL AND OTHER TRANSACTIONS.

16.1.  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Stock covered thereby, including Stock as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse as to all such Stock covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

16.2.  Change in Control and Other Corporate Transactions. In the event of a Change in Control, a merger or consolidation of the Company with or into another corporation, the sale of substantially all of the assets of the Company or other reorganization of the Company (each, a “Covered Transaction”), if the successor corporation, or a parent of the successor corporation, does not assume each outstanding Award or substitute the Award with an equivalent option or right (or if the Company is the surviving entity in the Covered Transaction, the Covered Transaction does not result in a continuation of the Award by the Company), any of the foregoing of which may be done on an Award-by-Award basis, then a Participant shall fully vest in and have the right to exercise the Award as to all of the Stock as to which it would not otherwise be vested or exercisable, and all restrictions and conditions outstanding on the Award shall be met. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Covered Transaction (or in lieu of continuation of the outstanding Award by the Company if the Company is the surviving entity in the Covered Transaction), then the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Section 16.2, the Award shall be considered assumed if, following the Covered Transaction, the option or right confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Covered Transaction, the consideration (whether stock, cash, or other securities or property) received in the Covered Transaction for each share of Stock held on the effective date of the Covered Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the Covered Transaction is not solely common stock of the successor corporation or its parent, then the Committee may, with the consent of the successor corporation or its parent, provide for the consideration to be received upon the exercise of the Award, for each share of Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Covered Transaction.

16.3.  Involuntary Termination upon Change in Control. For purposes of clarification, the Committee shall have the full power and authority to provide in an Award Agreement that the Award shall become fully vested and exercisable in any Covered Transaction, including in the event of a Participant's Termination of Service without Cause or for Good Reason within a designated period (not to exceed eighteen (18) months) following the effective date of any Covered Transaction in which the Award does not otherwise accelerate. For purposes hereof, “Good Reason” shall mean a voluntary resignation by the Participant after any of the following effected without the Participant's consent: (A) a change in his or her position with the Company that materially reduces his or her duties and responsibilities or the level of management to which her or she reports, (B) a reduction in his her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of his or her place of employment by more than fifty (50) miles.

17.	WITHHOLDING TAXES.

17.1.  Payment by Participant; Deduction by Company. As a condition to the exercise of any Option, and no later than the date as of which the value of any other Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal, state, or local income tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the Participant, including any payment or release of cash or shares of Stock under the applicable Award or any other Award.

17.2.  Payment in Stock. With the permission of the Committee, or as specified in the Award Agreement, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

18.	SECURITIES LAWS.

Shares of Stock shall not be issued under this Plan unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all requirements of Applicable Laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

19.	NO EMPLOYMENT RIGHTS.

Neither this Plan nor any Award shall give any person any right to be or remain an Employee, Director or Consultant of the Company or of any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee, Director or Consultant at any time, with or without Cause, subject to applicable laws and written agreements (if any).

20. DURATION, AMENDMENTS, AND TERMINATION.

20.1.  Term of this Plan. This Plan shall terminate automatically on the date which is ten (10) years after this Plan is approved by the Company's stockholders. No Award of any type may be granted under this Plan after such date. This Plan may be terminated on any earlier date pursuant to Section 20.2.

20.2.  Right to Amend or Terminate this Plan. The Board may amend, suspend, or terminate this Plan at any time and for any reason. An amendment of this Plan shall be subject to the approval of the Company's stockholders only to the extent provided herein or required by Applicable Laws.

20.3.  Effect of Plan Amendment or Termination. No amendment, suspension, or termination of this Plan (including at the end of the term specified in Section 20.1) shall impair the rights of any Participant with respect to any Award then outstanding, which shall continue in effect in accordance with the terms of the Award Agreement (as it may be amended from time to time) and of this Plan on the Grant Date until its expiration or earlier termination as specified in the Award Agreement. The termination of this Plan shall not affect the Committee's rights or obligations with respect to the continued exercise of its powers under this Plan regarding Awards that are outstanding at the time of termination.

21.	MISCELLANEOUS.

21.1.  Investment Representations. As a condition to the receipt of an Award or to the purchase or other receipt of shares of Stock pursuant to an Award, the Company may require the person receiving such Award or shares to represent and warrant that the Award or the shares of Stock being purchased or otherwise received are only for investment and without any present intention to sell or distribute such Award or shares of Stock if, in the opinion of counsel for the Company, such a representation is required.

21.2.  Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date this Plan is adopted by the Board, and no Awards shall be granted under this Plan until such stockholder approval is obtained. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

21.3.  Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.4.  Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

21.5.  Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company prepared in the ordinary course of business.

21.6.  Stock Certificates. Notwithstanding anything in this Plan to the contrary, to the extent this Plan provides for the issuance of stock certificates to reflect the ownership of shares of Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Laws.

21.7.  Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

21.8.  Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.9.  Governing Law. This Plan, the Award Agreements, and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to such state's or any other jurisdiction's conflicts of law principles.

ANNEX B
(Selected Compensation Peer Groups)

The following list of companies is those included among our compensation peer groups used for our 2010 Compensation Decisions (all data from Equilar as of March 29, 2010).

•	For our Chief Executive Officer:

Company
ACTIVIDENTITY CORP
ACTUATE CORP
AMICAS, INC.
ARCSIGHT INC
BOTTOMLINE TECHNOLOGIES INC /DE/
CHORDIANT SOFTWARE INC
DEMANDTEC, INC.
DICE HOLDINGS, INC.
DIVX INC
DOUBLE-TAKE SOFTWARE, INC.
GUIDANCE SOFTWARE, INC.
INTERNET BRANDS, INC.
KEYNOTE SYSTEMS INC
LOOPNET, INC.
MONOTYPE IMAGING HOLDINGS INC.
NETLOGIC MICROSYSTEMS INC
OPENTV CORP
PHOENIX TECHNOLOGIES LTD
TRAVELZOO INC
VASCO DATA SECURITY INTERNATIONAL INC
•	For our Chief Financial Officer:

Company
AMICAS, INC.
ARCSIGHT INC
ATHENAHEALTH INC
BOTTOMLINE TECHNOLOGIES INC /DE/
CHORDIANT SOFTWARE INC
COGENT, INC.
COMPELLENT TECHNOLOGIES INC
COMSCORE, INC.
DEMANDTEC, INC.
DICE HOLDINGS, INC.
DIVX INC
DOUBLE-TAKE SOFTWARE, INC.
EBIX INC
ENERNOC INC
INTERNET CAPITAL GROUP INC
KEYNOTE SYSTEMS INC
LOOPNET, INC.
NETLOGIC MICROSYSTEMS INC
OPENTV CORP
PDF SOLUTIONS INC
PHOENIX TECHNOLOGIES LTD
SMITH MICRO SOFTWARE INC
SOURCEFIRE INC

Company
SUCCESSFACTORS, INC.
SUMTOTAL SYSTEMS INC
TRAVELZOO INC
VASCO DATA SECURITY INTERNATIONAL INC
VOCUS, INC.
•	For our Senior Vice President, Corporate & Business Development (formerly our Chief Marketing Officer):

Company
ACTUATE CORP
AIRVANA INC
ARCSIGHT INC
DOUBLE-TAKE SOFTWARE, INC.
GSI TECHNOLOGY INC
INTERNET BRANDS, INC.
LTX-CREDENCE CORP
PLX TECHNOLOGY INC
SMITH MICRO SOFTWARE INC
TIER TECHNOLOGIES INC
VOCUS, INC.
VOLTERRA SEMICONDUCTOR CORP
•	For our Vice President, Development:

Company
ACTIVIDENTITY CORP
ACTUATE CORP
AIRVANA INC
CALLIDUS SOFTWARE INC
COMSCORE, INC.
COMVERGE, INC.
DOUBLE-TAKE SOFTWARE, INC.
INTELLON CORP
NETLOGIC MICROSYSTEMS INC
PHOENIX TECHNOLOGIES LTD
RAMBUS INC
SATCON TECHNOLOGY CORP
SMITH MICRO SOFTWARE INC
SYCAMORE NETWORKS INC
•	For our Chief Legal Officer:

Company
CALLIDUS SOFTWARE INC
CHORDIANT SOFTWARE INC
COMSCORE, INC.
COMVERGE, INC.
DTS, INC.
GUIDANCE SOFTWARE, INC.
IKANOS COMMUNICATIONS
ISILON SYSTEMS, INC.
MONOTYPE IMAGING HOLDINGS INC.
NEUTRAL TANDEM INC

Company
OPENTV CORP
OPLINK COMMUNICATIONS INC
PHOENIX TECHNOLOGIES LTD
RAMBUS INC
SAFEGUARD SCIENTIFICS INC
SOURCEFIRE INC
SYCAMORE NETWORKS INC
TIER TECHNOLOGIES INC

PROXY
This Proxy is Solicited on Behalf of the Board of Directors of
STAMPS.COM INC.

Annual Meeting of Stockholders, June 16, 2010

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 16, 2010 and the Proxy Statement and appoints Kenneth McBride as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent the undersigned at the 2010 Annual Meeting of Stockholders and to vote all shares of common stock of STAMPS.COM INC. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2010 Annual Meeting of Stockholders to be held at Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066 on June 16, 2010 at 10:00 a.m. Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. To elect one director to serve for a three-year term ending at the Company’s 2013 annual meeting of stockholders or until his successor is duly elected and qualified;
	FOR	WITHHOLD AUTHORITY TO VOTE
Mohan P. Ananda

2. To approve the Stamps.com Inc. 2010 Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The board of directors recommends a vote FOR the director listed above, FOR the approval of the Stamps.com Inc. 2010 Equity Incentive Plan and a vote FOR the ratification of Ernst & Young LLP. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above, FOR the approval of the Stamps.com Inc. 2010 Equity Incentive Plan and FOR the ratification of Ernst & Young LLP.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:	(Print name(s) on certificate)

Please sign your name:	(Authorized Signature)	Date:
	(Authorized Signature)	Date: